Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
OF
VULCAN MATERIALS COMPANY

(AS AMENDED THROUGH DECEMBER 9, 2022)

ARTICLE I.
MEETINGS OF SHAREHOLDERS

SECTION 1.01.          ANNUAL MEETINGS

(a)  The annual meeting of the shareholders of the corporation may be held at such place within or without the State of New Jersey, or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by the Board of Directors, at 10 a.m., local time, or at such other hour as may be fixed by the Board of Directors, on such day in April or May of each year as may be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

(b)  If the annual meeting for the election of directors is not held in one of the months set forth in Section 1.01(a), the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

SECTION 1.02.          SPECIAL MEETINGS

(a)  Special meetings of the shareholders may be called by a majority of the entire Board of Directors, the chair of the Board of Directors or the chief executive officer.

(b)  Special meetings shall be held at such time and date and at such place as shall have been fixed by a majority of the entire Board of Directors, the chair of the Board of Directors or by the chief executive officer, or, to the extent provided by law, in part or solely by means of remote communication, as may be determined by a majority of the entire Board of Directors.

SECTION 1.03.          NOTICE AND PURPOSE OF MEETINGS

Written notice of the time, place and purpose or purposes, and the means of remote communications, if any, by which shareholders and proxy holders may be deemed to be present in person and entitled to vote at such meeting, of every meeting of shareholders shall be given, not less than ten nor more than 60 days before the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting. Any previously scheduled meeting of shareholders may be postponed, and (except as otherwise required by law) any special meeting of shareholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of shareholders.

SECTION 1.04.          NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS

(a)  (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any shareholder of the corporation who (i) was a shareholder of record at the time of giving of notice provided for in this By-law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures and other requirements set forth in this By-law as to such business or nomination, or (D) by any Eligible Shareholder (as defined in Section 1.06(c)(1) below) who complies with the requirements set forth in Section 1.06 as to such nomination; clauses (C) and (D) shall be the exclusive means for a shareholder to make nominations before an annual meeting of shareholders and clause (C) shall be the exclusive means for a shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the corporation’s notice of meeting) before an annual meeting of shareholders. The provisions of Section 1.04(a) apply to nominations of persons for election to the Board of Directors made pursuant to clause (C) of this Section 1.04(a)(1).

(2) Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a)(1)(C) of this By-law, the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this paragraph (a)(2) or paragraph (b)) to the Secretary must: (A) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (D) any “Short Interest” in any security of the corporation (for purposes of this By-law a person shall be deemed to have a “Short Interest” in a security if such person directly or indirectly, through any contract, arrangement, agreement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, (H) any equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such shareholder, (I) any direct or indirect interest of such shareholder in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (J) a description of any material interest of such shareholder(s), such beneficial owner(s) and/or any of their respective affiliates and associates, or others acting in concert therewith (each, a “Shareholder Associated Person”) related to the nomination(s), and (K) a representation that such shareholder(s) or any such beneficial owner(s) or Shareholder Associated Person(s) has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.04, and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (B) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (C) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the corporation’s proxy materials as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, or any Shareholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any Shareholder Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (D) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 1.05 of these By-laws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.  In addition, the Board of Directors may require any proposed nominee to submit to interviews with the Board of Directors or any committee thereof, and such proposed nominee shall make themselves available for any such interviews within no less than ten (10) business days following the date of such request.

The notice in the foregoing paragraph must also be accompanied by a representation as to whether or not such shareholder, beneficial owner and/or any Shareholder Associated Person intends to solicit proxies in support of any director nominees other than the corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act, and, where such shareholder, beneficial owner and/or Shareholder Associated Person intends to so solicit proxies, the notice and information required by Rule 14a-19(b) under the Exchange Act.  Notwithstanding anything to the contrary in these By-laws, unless otherwise required by law, if any shareholder, beneficial owner and/or Shareholder Associated Person (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such shareholder, beneficial owner or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each of the director nominees proposed by such shareholder, beneficial owner and/or Shareholder Associated Person shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded).  Upon request by the corporation, if any shareholder, beneficial owner and/or Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder, beneficial owner and/or Shareholder Associated Person shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.04 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b)  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of notice provided for in this By-law and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this By-law as to such nomination. In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(2) of this By-law with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 1.05 of this By-law) shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c)  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-law or in Section 1.06, as applicable, shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chair of the meeting (or, in advance of any meeting, the Board of Directors) shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this By-law and Section 1.06, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3)  Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law; provided, however, that any references in these By-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (a)(1)(C) or paragraph (b) of this By-law. Nothing in this By-law shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these By-laws.

SECTION 1.05.          SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT

To be eligible to be a nominee for election or reelection as a director of the corporation, a person nominated by a shareholder for such election or reelection pursuant to clause (C) of Section 1.04(a)(1) must deliver (in accordance with the time periods prescribed for delivery of notice under Section 1.04 of these By-laws) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any shareholder of record identified by name within five (5) business days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any shareholder of record identified by name within five (5) business days of such written request) that such person (1) is not and will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Commitment”) that has not been disclosed to the corporation or (B) any Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, and (4) in such person’s individual capacity and on behalf of any shareholder or beneficial owner on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the corporation.  A candidate for nomination for election or re-election as a director shall further update and supplement the materials delivered pursuant to this Section 1.05, if necessary, so that the information provided or required to be provided pursuant to this Section 1.05 shall be true and correct as of the record date for shareholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or enable or be deemed to permit a shareholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the shareholders.

SECTION 1.06.          PROXY ACCESS FOR DIRECTOR NOMINATIONS

(a)  Subject to the provisions of this Section 1.06, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any annual meeting of shareholders (but not at any special meeting of shareholders): (1) the name of any person or persons nominated for election to the Board of Directors (each a “Shareholder Nominee”), which shall also be included on the corporation’s form of proxy and ballot, by any Eligible Shareholder or group of up to 20 Eligible Shareholders that, as determined by the Board of Directors or its designee acting in good faith, has (individually and collectively, in the case of a group) satisfied all applicable conditions and complied with all applicable procedures and requirements set forth in this Section 1.06 (such Eligible Shareholder or group of Eligible Shareholders being a “Nominating Shareholder”); (2) disclosure about each Shareholder Nominee and the Nominating Shareholder that the corporation determines is required to be included in the proxy statement under the rules of the Exchange Act, the Securities Exchange Commission or other applicable law; (3) any written statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Shareholder Nominee’s election to the Board of Directors (subject, without limitation, to Section 1.06(e)(2)), provided that such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (4) any other information that the corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Shareholder Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section 1.06 and any solicitation materials or related information with respect to a Shareholder Nominee.

(b)  (1) The corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Shareholder Nominees than that number of directors constituting the greater of two (2) or 20% of the total number of directors of the corporation then serving on the last day on which a Nomination Notice may be submitted pursuant to this Section 1.06 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of shareholders shall be reduced by:

(i)  each Shareholder Nominee whose nomination is withdrawn by the Nominating Shareholder or who becomes unwilling to serve on the Board of Directors;

(ii)  each Shareholder Nominee who ceases to satisfy, or each Shareholder Nominee of a Nominating Shareholder that ceases to satisfy, the eligibility requirements in this Section 1.06, as determined by the Board of Directors;

(iii)  each Shareholder Nominee who the Board of Directors itself decides to nominate for election at such annual meeting;

(iv)  individuals who will be included in the proxy statement as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or understanding with a shareholder or group of shareholders (other than any agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the corporation by such shareholder or group of shareholders), other than any such individual referred to in this clause (D) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) years; and

(v)  the number of incumbent directors who had been Shareholder Nominees at any of the preceding annual meetings of shareholders and whose reelection at the upcoming annual meeting of shareholders is being recommended by the Board of Directors, other than any such incumbent director referred to in this clause (E) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least two (2) years.

In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 1.06(d) but before the date of the annual meeting of shareholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(2)          If the number of Shareholder Nominees pursuant to this Section 1.06 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the corporation, each Nominating Shareholder will select one Shareholder Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s capital stock entitled to vote on the election of directors that each Nominating Shareholder disclosed as owned in its Nomination Notice, with the process repeated as many times as necessary if the Maximum Number is not reached after each Nominating Shareholder has selected one Shareholder Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 1.06(d), a Nominating Shareholder becomes ineligible or withdraws its nomination or a Shareholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the corporation: (A) shall not be required to include in its proxy statement or on any ballot or form of proxy the Shareholder Nominee or any successor or replacement Shareholder Nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (B) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Shareholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders.

(c)  (1) An “Eligible Shareholder” is a person who has either (A) been a record holder of the shares of capital stock of the corporation entitled to vote in the election of directors used to satisfy the eligibility requirements in this Section 1.06 continuously for the three-year period specified in Section 1.06(c)(2) below or (B) provides to the Secretary of the corporation, within the time period referred to in Section 1.06(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines acceptable.

(2)  An Eligible Shareholder or group of up to 20 Eligible Shareholders may submit a nomination in accordance with this Section 1.06 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) (as adjusted for any stock splits, reverse stock splits, stock dividends or similar events) of shares of the corporation’s capital stock entitled to vote in the election of directors throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number of shares through the date of the annual meeting of shareholders. The following groups of two or more funds shall be treated as one Eligible Shareholder if such Eligible Shareholder shall provide together with the Nomination Notice documentation satisfactory to the Board of Directors or its designee, acting in good faith, that demonstrates compliance with the following criteria: (A) funds under common management and investment control; (B) funds under common management and funded primarily by the same employer (or by a group of related employers that are under common control); or (C) funds that are a “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended). For the avoidance of doubt, in the event of a nomination by a Nominating Shareholder that includes more than one Eligible Shareholder, any and all requirements and obligations for a given Eligible Shareholder or, except as the context otherwise makes clear, the Nominating Shareholder that are set forth in this Section 1.06, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the aggregate ownership of the group of Eligible Shareholders constituting the Nominating Shareholder. Should any Eligible Shareholder cease to satisfy the eligibility requirements in this Section 1.06, as determined by the Board of Directors, or withdraw from a group of Eligible Shareholders constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the Nominating Shareholder shall be deemed to own only the shares held by the remaining Eligible Shareholders. As used in this Section 1.06, any reference to a “group” or “group of Eligible Shareholders” refers to any Nominating Shareholder that consists of more than one Eligible Shareholder and to all the Eligible Shareholders that make up such Nominating Shareholder.

(3)  The “Minimum Number” of shares of the corporation’s capital stock means 3% of the number of outstanding shares of capital stock of the corporation entitled to vote in the election of directors as of the most recent date for which such amount is given in any filing by the corporation with the Securities and Exchange Commission prior to the submission of the Nomination Notice.

(4)  For purposes of this Section 1.06, an Eligible Shareholder “owns” only those outstanding shares of the corporation’s capital stock as to which such Eligible Shareholder possesses both: (A) the full voting and investment rights pertaining to such shares and (B) the full economic interest in (including the opportunity for profit from and the risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (w) purchased or sold by such Eligible Shareholder or any of its affiliates in any transaction that has not been settled or closed, (x) sold short by such Eligible Shareholder, (y) borrowed by such Eligible Shareholder or any of its affiliates for any purpose or purchased by such Eligible Shareholder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to any other person, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (aa) reducing in any manner, to any extent or at any time in the future, such Eligible Shareholder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (bb) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such Eligible Shareholder or any of its affiliates. An Eligible Shareholder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Shareholder retains the right to instruct how the shares are voted with respect to the election of directors and the right to direct the disposition thereof and possesses the full economic interest in the shares. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Shareholder. An Eligible Shareholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Shareholder has loaned such shares provided that the Eligible Shareholder has the power to recall such loaned shares on not more than five business days’ notice, has recalled such loaned shares before the date of the annual meeting of shareholders and continues to hold such shares through the date of the annual meeting of shareholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board of Directors or its designee acting in good faith. For purposes of this Section 1.06(c)(4), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(5)  No shares may be attributed to more than one Eligible Holder, and no Eligible Shareholder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Shareholder appears as a member of more than one group, such Eligible Shareholder shall be deemed to be a member of only the group that has the largest ownership position as reflected in the Nomination Notice.

(d)  In order to nominate a Shareholder Nominee for election to the Board of Directors pursuant to this Section 1.06, the Nominating Shareholder must have given timely notice thereof (the “Nomination Notice”) in proper written form to the Secretary of the corporation. To be timely, the Nominating Shareholder’s Nomination Notice must be delivered to or, if sent by mail, received by the Secretary of the corporation at the principal executive offices of the corporation not less than 120 days nor more than 150 days prior to the anniversary of the date that the corporation mailed its proxy statement for the prior year’s annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days prior to the first anniversary date of the preceding year’s annual meeting of shareholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of shareholders (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), then to be timely the Nomination Notice shall be given in the manner provided herein no later than the date that is 180 days prior to such Other Meeting Date or the 10th day following the day on which public announcement of such Other Meeting Date was made (in no event shall the adjournment or postponement of an annual meeting of shareholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of the Nomination Notice). To be in proper written form, the Nomination Notice must include or be accompanied by the following information and documents in a form that the Board of Directors or its designee, acting in good faith, determines acceptable:

(1)  one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date of the Nomination Notice, the Nominating Shareholder owns, and has continuously owned for the preceding three (3) years, the Minimum Number of shares, and the Nominating Shareholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of shareholders, written statements from the record holder and intermediaries verifying the Nominating Shareholder’s continuous ownership of the Minimum Number of shares through the record date;

(2)  an agreement to hold the Minimum Number of shares through the annual meeting of shareholders and to provide immediate notice if the Nominating Shareholder ceases to own the Minimum Number of shares at any time prior to the date of the annual meeting of shareholders;

(3)  a copy of the Schedule 14N (or any successor form) relating to the Shareholder Nominee, completed and filed with the Securities and Exchange Commission by the Nominating Shareholder as applicable, in accordance with Securities and Exchange Commission rules;

(4)  the written consent of each Shareholder Nominee to being named in the corporation’s proxy materials, form of proxy and ballot as a Shareholder Nominee and to serving as a director if elected;

(5)  a written notice of the nomination of such Shareholder Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including, for the avoidance of doubt, each group member in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders): (A) the information that would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 1.04(a)(2); (B) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (C) a representation and warranty that the Nominating Shareholder acquired the securities of the corporation in the ordinary course of business and did not acquire, and is not holding, securities of the corporation for the purpose or with the intent of influencing or changing control of the corporation and does not presently have such intent; (D) a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the annual meeting of shareholders any person other than such Nominating Shareholder’s Shareholder Nominee(s); (E) a representation and warranty that the Nominating Shareholder has not engaged in and will not engage in, or be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (without reference to the exception in Section 14a-1(l)(2)(iv)) with respect to the annual meeting of shareholders, other than with respect to such Nominating Shareholder’s Shareholder Nominee(s) or any nominee of the Board of Directors); (F) a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Shareholder Nominee at the annual meeting of shareholders; (G) a representation and warranty that the Shareholder Nominee’s candidacy or, if elected, board membership would not violate the Certificate of Incorporation, these By-laws, applicable state or federal law or the rules of any stock exchange on which the corporation’s shares of capital stock are traded (the “Stock Exchange Rules”); (H) a representation and warranty that the Shareholder Nominee: (t) does not have any direct or indirect relationship with the corporation that would cause the Shareholder Nominee to be deemed not independent pursuant to, and otherwise qualifies as independent under, the corporation’s Director Independence Criteria and the Stock Exchange Rules; (u) meets the audit committee and compensation committee independence requirements under the Stock Exchange Rules; (v) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); (w) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Shareholder Nominee; and (x) meets the director qualifications set forth in the corporation’s Corporate Governance Guidelines; (I) a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 1.06(c); (J) a representation and warranty that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 1.06(c) through the date of the annual meeting of shareholders; (K) details of any position of the Shareholder Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates) of the corporation, within the three years preceding the submission of the Nomination Notice; (L) if desired, a statement for inclusion in the proxy statement in support of the Shareholder Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder; (M) a representation and warranty that the Nominating Shareholder (including each group member) has not been a Nominating Shareholder whose Shareholder Nominee was subsequently elected to the Board of Directors during the previous three annual meetings; (N) a representation and warranty that the Shareholder Nominee was not nominated for election to the Board of Directors pursuant to this Section 1.06 at one of the corporation’s two (2) preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 25% of the votes cast for such Shareholder Nominee; (O) in the case of a nomination by a Nominating Shareholder comprised of a group, documentation that demonstrates compliance with the criteria set forth in Section 1.06(c)(2) and the designation by all Eligible Shareholders in such group of one Eligible Shareholder who is authorized to act on behalf of the Nominating Shareholder with respect to matters relating to the nomination, including withdrawal of the nomination; and (P) a representation and warranty that the Nominating Shareholder will provide facts, statements, and other information in all communications with the corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made not misleading;

(6)  an executed agreement pursuant to which the Nominating Shareholder (including in the case of a group, each Eligible Shareholder in that group that comprises the Nominating Shareholder) agrees: (A) to comply with all applicable laws, rules, regulations and Stock Exchange Rules in connection with the nomination, solicitation and election in connection with the annual meeting of shareholders; (B) to file any written solicitation materials or other communications with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees, any Shareholder Nominee or the corporation’s annual meeting of shareholders with the Securities and Exchange Commission, regardless of whether any such filing is required under any rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Shareholder Nominees with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including, without limitation, the information contained in the Nomination Notice or other information provided by the Nominating Shareholder to the corporation or its representatives; (D) to indemnify and hold harmless (jointly with all other Eligible Shareholders, in the case of a group of Eligible Shareholders that comprise the Nominating Shareholder) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to any Shareholder Nominee submitted by the Nominating Shareholder or a failure or alleged failure of the Nominating Shareholder or any of its Shareholder Nominees to comply with, or any breach or alleged breach of, its, or his or her, as applicable, obligations, agreements or representations under this Section 1.06; (E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any Eligible Shareholder included in a group) with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the corporation and any other recipient of such communication of the misstatement or omission in reasonable detail in such previously provided information and of the information that is required to correct the misstatement or omission; and (F) in the event that the Nominating Shareholder (including any Eligible Shareholder included in a group) has failed to continue to satisfy the eligibility requirements described in Section 1.06(c), to promptly notify the corporation; and

(7)  an executed agreement by the Shareholder Nominee: (A) to provide to the corporation such other information and certifications, including completion of the corporation’s director nominee questionnaire, as the Board of Directors or its designee, acting in good faith, may reasonably request; (B) that the Shareholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the corporation’s Corporate Governance Guidelines, Business Conduct Policy, Director and Executive Stock Ownership and Equity Retention Guidelines and any other corporate policies and guidelines applicable to directors; and (C) that the Shareholder Nominee is not and will not become a party to (x) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with such person’s nomination, candidacy, service or action as director of the corporation that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice, (y) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the Shareholder Nominee would vote or act on any issue or question as a director of the corporation (a “Voting Commitment”) that has not been fully disclosed to the corporation prior to or concurrently with the Nominating Shareholder’s submission of the Nomination Notice or (z) any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 1.06(d) shall be (A) provided with respect to and executed by each Eligible Shareholder in the group in the case of a Nominating Shareholder comprised of a group of Eligible Shareholders; and (B) provided with respect to the persons specified in Instructions 1 and 2 to Items 6(c) and (d) of Schedule 14N (or any successor item) (x) in the case of a Nominating Shareholder that is an entity and (y) in the case of a Nominating Shareholder that is a group that includes one or more Eligible Shareholders that are entities. The Nomination Notice shall be deemed submitted on the date on which all of the information and documents referred to in this Section 1.06(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation at the principal executive offices of the corporation.

(e)  (1) Notwithstanding anything to the contrary contained in this Section 1.06, the corporation may omit from its proxy statement any Shareholder Nominee and any information concerning such Shareholder Nominee (including a Nominating Shareholder’s statement in support) and no vote on such Shareholder Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Shareholder Nominee, if: (A) the corporation receives a notice that a shareholder intends to nominate a candidate for director at the annual meeting of shareholders pursuant to the advance notice requirements for nominations by any shareholder pursuant to clause (C) of the first sentence of Section 1.04(a)(1), whether or not such notice is subsequently withdrawn or made the subject of a settlement with the corporation; (B) the Nominating Shareholder (or, in the case of a Nominating Shareholder consisting of a group of Eligible Shareholders, the Eligible Shareholder that is authorized to act on behalf of the Nominating Shareholder), or any qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination submitted pursuant to this Section 1.06 or the Nominating Shareholder withdraws its nomination; (C) the Board of Directors or its designee, acting in good faith, determines that such Shareholder Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these By-laws, the Certificate of Incorporation or any applicable law, rule or regulation to which the corporation is subject, including the Stock Exchange Rules; (D) the Nominating Shareholder (including each group member) was a Nominating Shareholder whose Shareholder Nominee was subsequently elected to the Board of Directors during the previous three annual meetings; (E) the Shareholder Nominee was nominated for election to the Board of Directors pursuant to this Section 1.06 at one of the corporation’s two preceding annual meetings of shareholders and either withdrew from or became ineligible or unavailable for election at such annual meeting or received a vote of less than 25% of the shares of capital stock entitled to vote for such Shareholder Nominee; (F) the Shareholder Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; (G) the Shareholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years; or (H) the corporation is notified, or the Board of Directors or its designee acting in good faith determines, that (i) a Nominating Shareholder has failed to continue to satisfy the eligibility requirements described in Section 1.06(c), (ii) any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement made not misleading), (iii) the Shareholder Nominee becomes unwilling or unable to serve on the Board of Directors, or (iv) any material violation or breach occurs of any of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Shareholder Nominee under this Section 1.06.

(2)  Notwithstanding anything to the contrary contained in this Section 1.06, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Shareholder Nominee included in the Nomination Notice, if the Board of Directors or its designee in good faith determines that: (A) such information is not true in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under where they are made, not misleading; (B) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any individual, corporation, partnership, association or other entity, organization or governmental authority; (C) the inclusion of such information in the proxy statement would otherwise violate the Securities and Exchange Commission proxy rules or any other applicable law, rule, regulation or Stock Exchange Rule or (D) the inclusion of such information in the proxy statement would impose a material risk of liability upon the corporation. Additionally, nothing in this Section 1.06 shall limit the corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials, the corporation’s own statement or other information relating to any Nominating Shareholder or Shareholder Nominee, including any information provided to the corporation pursuant to this Section 1.06.

(f)  The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 1.06 and to make any and all determinations necessary or advisable to apply this Section 1.06 to any persons, facts, or circumstances, including the power to determine whether: (1) a person or group of persons qualifies as an Eligible Shareholder; (2) outstanding shares of the corporation’s capital stock are “owned” for purposes of meeting the ownership requirements of this Section 1.06; (3) a notice complies with the requirements of this Section 1.06; (4) a person satisfies the qualifications and requirements to be a Shareholder Nominee; (5) inclusion of the information required to be disclosed in the corporation’s proxy statement is consistent with all applicable laws, rules, regulations, and listing standards; and (6) any and all requirements of this Section 1.06 have been satisfied.

Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be conclusive and binding on all persons, including the corporation and all record or beneficial owners of stock of the corporation.

SECTION 1.07.          QUORUM AND ADJOURNMENTS

(a)  A quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares of the issued and outstanding capital stock of the corporation, entitled to vote thereat, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation.

(b)  A shareholders’ meeting may be adjourned to another time or place by the person presiding at the meeting, whether or not there is a quorum and without necessity of action of the shareholders, and, if no new record date is fixed, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment a new record date is fixed by the Board of Directors, notice of the adjourned meeting shall be given to shareholders of record on the new record date entitled to vote.

SECTION 1.08.          ORGANIZATION

Meetings of the shareholders shall be presided over by the chief executive officer, or, if he or she is not present, by a chair to be chosen by a majority of the shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the person presiding at the meeting shall choose any person present to act as secretary of the meeting.

SECTION 1.09.          VOTING

(a)  At all meetings of the shareholders the voting need not be by ballot, except that all elections for directors shall be by ballot, and except that the voting shall be by ballot on all other matters upon which voting by ballot is expressly required by the Certificate of Incorporation or by the laws of the State of New Jersey.

(b)  Except to the extent that the vote of a greater number or voting by classes is required by New Jersey law or pursuant to the Certificate of Incorporation and except in the event of a “contested election” of directors, a majority of the votes cast at any meeting of the shareholders for the election of directors at which a quorum is present shall elect directors. For purposes of this By-law, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast with respect to a director’s election shall include votes “for” and direction to withhold authority and shall exclude abstentions and broker non-votes. In the event of a “contested election” of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting of the shareholders for the election of directors at which a quorum is present. For purposes of this By-law, a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in paragraph (a) of Section 1.04 and paragraph (d) of Section 1.06 of these By-laws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said paragraph (a) of Section 1.04 and paragraph (d) of Section 1.06 of these By-laws; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to the validity of the nomination. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a “contested election,” but in all other cases, once an election is determined to be a “contested election,” directors shall be elected by the vote of a plurality of the votes cast.

(c)  If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors and shall continue to serve pending the determination of the Board of Directors as provided in this paragraph (c). The Governance Committee (or similar committee of the Board of Directors) shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Governance Committee’s (or similar committee of the Board of Directors’) recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance Committee (or similar committee of the Board of Directors) in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Governance Committee (or similar committee of the Board of Directors) or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of these By-Laws and the Certificate of Incorporation.

(d)  The poll at all elections of directors shall be opened and closed in accordance with the laws of the State of New Jersey and the person presiding at the meeting shall fix and announce during the meeting the date(s) and time(s) of the opening of the polls and of the closing of the polls for matters to be voted upon at the meeting. After the polls are closed, no additional votes nor any changes of votes shall be received or recognized, regardless of whether votes have been or remain to be tabulated and results have been or remain to be reported, and the inspectors shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls.

(e)  Subject to the foregoing provisions, the right of any shareholder to vote at a meeting of shareholders shall be determined on the basis of the number of shares registered in his, her or its name on the date fixed as the record date for said meeting.

(f)  Except as otherwise provided by statute or these By-laws, any matter submitted to a vote of shareholders shall be viva voce unless the person presiding at the meeting determines that the voting shall be by ballot or unless the circumstances are such that the will of the holders of a majority of shares entitled to vote cannot be determined with certainty and the holder of a share entitled to vote or his, her or its proxy shall demand a vote by ballot. In either of such events a vote by ballot shall be taken.

(g)  Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 1.10.          SELECTION OF INSPECTORS

(a)  The Board of Directors may in advance of any shareholders’ meeting or any proposed shareholder action without a meeting appoint one or more inspectors to act at the meeting or any adjournment thereof or to receive consents of shareholders. If inspectors are not so appointed for a shareholders’ meeting or shall fail to qualify, the person presiding at the shareholders’ meeting may, and upon the request of any shareholder entitled to vote thereat shall, make such appointment.

(b)  In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding.

(c)  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting or in tabulating consents with strict impartiality and according to the best of his or her ability.

(d)  No person shall be elected a director in an election for which he or she has served as an inspector.

SECTION 1.11.          DUTIES OF INSPECTORS

The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting or the shares entitled to consent, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote or consents with fairness to all shareholders. If there are three or more inspectors, the act of a majority shall govern. On request of the person presiding at the meeting or any shareholder entitled to vote thereat or of any officer, the inspectors shall make a report in writing of any challenge, question or matter determined by them. Any report made by them shall be prima facie evidence of the facts therein stated, and such report shall be filed with the minutes of the meeting.

ARTICLE II.
DIRECTORS

SECTION 2.01.          NUMBER, QUALIFICATION, TENURE, TERM, QUORUM

(a)  Number, Qualification and Tenure. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The number of directors constituting the Board of Directors shall not be less than nine nor more than thirteen, with the actual number of directors to be fixed, from time to time, by resolution adopted by a majority of the entire Board of Directors. Directors shall be at least 25 years of age and need not be United States citizens or residents of New Jersey or shareholders of the corporation. Any outside director shall not be nominated for election or re-election to the Board of Directors following the director’s 74th birthday; provided, however, the Board may nominate a director who has reached such retirement age for an additional term if the Board determines such nomination is in the best interest of the corporation and its shareholders. Any outside director who ceases to hold the position with the business or professional organization with which such person was associated when most recently elected a director shall automatically be deemed to have offered his or her resignation as a director of the corporation, and the Governance Committee shall make a recommendation to the Board of Directors with respect to such resignation; and, if the deemed offer to resign is accepted by the Board of Directors, such resignation shall be effective as of the next annual meeting of shareholders.

Any inside director shall retire from the Board of Directors at the annual meeting next following his or her 65th birthday; provided, however, that any inside director who has served as chief executive officer of the corporation and who has been requested by the Board of Directors to do so shall serve until the next annual meeting following his or her 69th birthday, but not thereafter.

An inside director is one who is or has been in the full-time employment of the corporation, and an outside director is any other director.

(b)  Term. Directors shall be divided into three classes, with the term of office of one class expiring each year, and the number of directors in each class shall be as nearly equal as possible. Except as otherwise provided in the Certificate of Incorporation or these By-laws, directors shall be chosen at annual meetings of the shareholders, and each director shall be chosen to serve until the third succeeding annual meeting of shareholders following his or her election and until his or her successor shall have been elected and qualified.

(c)  Quorum. A majority of the members of the Board of Directors then acting, which in no event consists of less than one-third of the entire Board of Directors, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business. Directors having a personal or conflicting interest in any matter to be acted upon may be counted in determining the presence of a quorum. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

SECTION 2.02.          MEETINGS OF THE BOARD OF DIRECTORS

(a)  Meetings of the Board of Directors shall be held at such place within or without the State of New Jersey and at such time and date as may from time to time be fixed by the Board of Directors, or, if not so fixed, as may be specified in the notice of the meeting. A meeting of the Board of Directors shall be held without notice immediately after the annual meeting of the shareholders.

(b)  Regular meetings of the Board of Directors shall be held on such day of such months as may be fixed by the Board of Directors. At any regular meeting of the Board of Directors any business that comes before such meeting may be transacted except where special notice is required by these By-laws.

(c)  Special meetings of the Board of Directors may be held on the call of the chair of the Board of Directors, the presiding director, the chief executive officer or a majority of the directors then in office.

(d)  Notice of each regular meeting of the Board of Directors, other than the meeting following the annual meeting of shareholders, shall be given not less than seven days before the date on which such regular meeting is to be held. Notice of each special meeting of the Board of Directors shall be given to each member of the Board of Directors not less than two days before the date upon which such meeting is held. Notice of any such meeting may be given by mail, telephone, facsimile transmission, electronic mail, personal service or by personally advising the director orally. Notice of a meeting of the Board of Directors may be waived before or after the meeting, and attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, in which case waiver of notice shall not be deemed made. Meetings may be held at any time without notice if all the directors are present. Notice of special meetings of the Board of Directors shall specify the purpose or purposes of the meeting. Neither the business to be transacted nor the purpose or purposes of any meeting of the Board of Directors need be specified in the notice of regular meetings or in the waiver of notice of any regular or special meeting of the Board of Directors.

(e)  Notice of an adjourned meeting of the Board of Directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

SECTION 2.03.          COMMITTEES OF THE BOARD OF DIRECTORS

(a)  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an Executive Committee and one or more other committees, each of which shall have at least three members. To the extent provided in such resolution each such committee shall have and may exercise all the authority of the Board of Directors, except as expressly limited by the New Jersey Business Corporation Act.

(b)  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may: (1) fill any vacancy in any such committee; (2) appoint one or more directors to serve as additional members of any such committee; (3) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (4) abolish any such committee at its pleasure; and (5) remove any director from membership on such committee at any time, with or without cause.

(c)  The Executive Committee shall meet at such time or times, and at such place within or outside the State of New Jersey, as it shall designate or, in the absence of such designation, as shall be designated by the person or persons calling the meeting; and it shall make its own rules of procedure. Meetings may be held at any time without notice if all members of the Executive Committee are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing. A majority of the members of the Executive Committee shall constitute a quorum thereof, but at any meeting of the Committee at which all the members are not present no action shall be taken except by the unanimous vote of those present.

(d)  Meetings of any committee may be called by the chair of the Board of Directors, the chief executive officer, the chair of the committee, by any two members of the committee or as provided in the resolution appointing the committee. Notice of such meeting shall be given to each member of the committee by mail, telephone, facsimile transmission, electronic mail, personal service or by personally advising the member orally. Said notice shall state the time and place of any meeting of any such committee and shall be fixed by the person or persons calling the meeting.

(e)  Actions taken at a meeting of any committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board of Directors is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board of Directors at its second meeting following such committee meeting.

SECTION 2.04.          PARTICIPATION IN MEETINGS BY MEANS OF CONFERENCE TELEPHONE OR SIMILAR INSTRUMENT

Where appropriate communication facilities are available, any or all directors may participate in all or any part of a meeting of the Board of Directors or in a meeting of any committee of the Board of Directors by means of a conference telephone or any means of communication by which the persons participating in the meeting are able to hear each other as though he or she was or they were present in person at such meeting. Such participation without protesting prior to the conclusion of such participation the lack of notice of such meeting shall constitute a waiver of notice by such participating director or directors with respect to business transacted during such participation.

SECTION 2.05.          ACTION OF BOARD OF DIRECTORS AND COMMITTEES WITHOUT A MEETING

Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 2.06.          DIVIDENDS

Subject to the provisions of the laws of the State of New Jersey and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any and, if any, what part of any funds of the corporation shall be declared in dividends and paid to shareholders; the division of the whole or any part of such funds of the corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the shareholders as dividends or otherwise, and the Board of Directors may fix a sum which may be set aside or reserved over and above the capital paid in of the corporation as working capital for the corporation or as a reserve for any proper purpose, and from time to time may increase, diminish and vary the same in its absolute judgment and discretion.

SECTION 2.07.          CONFLICT OF INTEREST

No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any domestic or foreign corporation, firm or association of any type or kind in which one or more of its directors are directors or are otherwise interested, shall be void or voidable solely by reason of such common directorship or interest, or solely because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if any of the following is true: (1) the contract or other transaction is fair and reasonable as to the corporation at the time it is authorized, approved or ratified; or (2) the fact of the common directorship or interest is disclosed or known to the Board of Directors or committee and the Board of Directors or committee authorizes, approves, or ratifies the contract by unanimous written consent, provided at least one director so consenting is disinterested, or by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (3) the fact of the common directorship or interest is disclosed or known to the shareholders, and they authorize, approve or ratify the contract or transaction.

The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation of directors for services to the corporation as directors, officers or otherwise.

ARTICLE III.
OFFICERS

SECTION 3.01.

(a)  Corporate Officers. Each year the Board of Directors shall elect a Chair of the Board, a President, one or more Vice Presidents, with such designations, if any, as it may determine, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, and a Controller. From time to time, the Board or the Chief Executive Officer may appoint such other officers and one or more Assistants to any of such officers, including one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, as may be deemed appropriate. Any two or more offices may be concurrently held by the same person at the same time. The Chair of the Board shall be chosen from among the directors.

(b)  Group Officers. The Chief Executive Officer of the corporation may appoint such officers of any group of the corporation as he or she may deem proper. A group officer shall not be an officer of the corporation, and shall serve as an officer only of the group to which appointed, but a person who holds a group office may also hold a corporate office or a regional office, or both.

(c)  Regional Officers. The Chief Executive Officer of the corporation may appoint such officers of any region of the corporation as he or she may deem proper. A regional officer shall not be an officer of the corporation, and shall serve as an officer only of the region to which appointed, but a person who holds a regional office may also hold a corporate office or a group office, or both.

SECTION 3.02.          TERM AND REMOVAL OF OFFICERS

The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time, by the affirmative vote of a majority of the members of the Board of Directors then in office; provided, however, that any officer appointed by the Chief Executive Officer, including group officers and regional officers, may be removed from office by the Chief Executive Officer.

SECTION 3.03.          If elected or appointed, as applicable, the following officers shall have the following duties and responsibilities.

(a)  Chair of the Board and Vice Chair.

(i)  Chair of the Board. The Chair of the Board may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chair of the Board shall preside at all meetings of the Board of Directors. The Chair of the Board shall perform such other duties as may be assigned to him or her by the Board of Directors.

(ii)  Vice Chair. The Vice Chair shall advise and counsel with the Chair of the Board, and with other officers of the corporation on any or all activities in which the corporation may engage, and shall perform such other duties as may be assigned to him or her by the Chair of the Board or the Board of Directors.

(b)  Chief Executive Officer. The Chief Executive Officer may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Executive Officer shall be responsible to the Board of Directors for planning and directing the business of the corporation and for initiating and directing those actions essential to its profitable growth and development and shall perform such other duties as may be assigned to him or her by the Board of Directors.

(c)  Chief Operating Officer. The Chief Operating Officer may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chief Operating Officer shall, subject to the authority and direction of the Chief Executive Officer, have general and active management of the operating affairs of the corporation and shall carry into effect the resolutions of the Board of Directors and the orders of the Chief Executive Officer with respect to the operating affairs of the corporation.

(d) President. The President may execute bonds, mortgages, and bills of sale, assignments, conveyances, and all other contracts, except those required by law to be otherwise signed and executed, or except when the signing and execution thereof when permitted by law shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The President shall perform such other duties as may be delegated to him or her by the Board of Directors or the Chief Executive Officer.

(e) Chief Administrative Officer. The Chief Administrative Officer shall be the chief administrative officer of the corporation and shall supervise and manage the administrative affairs of the corporation. He or she shall supervise and direct those officers and agents of the corporation who are engaged in the administrative affairs of the corporation. He or she shall perform such functions for the corporation as may be designated by the chief executive officer or the chief operating officer, and shall carry into effect the resolutions of the Board of Directors and the orders of the chief executive officer or the chief operating officer with respect to such functions.

(f) Vice Presidents. Each Vice President of the corporation may execute bonds, mortgages, bills of sale, assignments, conveyances, and all other contracts, except where required by law to be otherwise signed and executed. Each Vice President of the corporation shall perform such functions for the corporation as may be designated by the chief executive officer of the corporation, and shall carry into effect the resolutions of the Board of Directors and the orders of the chief executive officer of the corporation with respect to such functions.

(g) General Counsel. The General Counsel shall be the chief legal officer of the corporation and shall have overall responsibility for all legal affairs of the corporation. The General Counsel shall have management responsibility for the corporation’s legal department and its relationships with outside counsel. The General Counsel’s duties shall include providing legal advice to corporate, group and regional officers, confirming compliance with applicable laws, overseeing litigation, reviewing significant agreements, participating in important negotiations, and selecting all outside counsel. He or she shall perform such other functions for the corporation as may be designated by the Board of Directors or the chief executive officer.

(h) Associate General Counsel. The Associate General Counsel shall be the deputy chief legal officer who shares legal department management responsibilities with and reports to the general counsel and who acts for him or her under certain circumstances. He or she shall perform such other functions for the corporation as may be designated by the Board of Directors, the chief executive officer or the general counsel.

(i)  Secretary. The Secretary shall keep or cause to be kept the minutes of all meetings of the shareholders, of the Board of Directors, of the Executive Committee, and unless otherwise directed by the Board of Directors, the minutes of meetings of other committees of the Board of Directors. He or she shall attend to the giving or serving of all notices required to be given by law or by the By-laws or as directed by the Board of Directors or the chief executive officer of the corporation. He or she shall have custody of the seal of the corporation and shall have authority to affix or cause the same or a facsimile thereof to be affixed to any instrument requiring the seal and to attest the same. He or she shall perform such other functions for the corporation as may be designated by the Board of Directors or the chief executive officer of the corporation.

(j) Treasurer. The Treasurer shall be responsible for safeguarding the cash and securities of the corporation and shall keep or cause to be kept a full and accurate account of the receipts and disbursements of the corporation. He or she shall perform such other functions for the corporation as may be designated by the Board of Directors or the chief executive officer of the corporation.

(k) Controller. The Controller shall be the principal accounting officer of the corporation, shall have supervision over the accounting records of the corporation and shall be responsible for the preparation of financial statements. He or she shall perform such other functions for the corporation as may be designated by the Board of Directors or by the chief executive officer of the corporation.

(l) Other Officers. The other officers of the corporation shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be designated by the Board of Directors or by the chief executive officer of the corporation.

SECTION 3.04.          VOTING CORPORATION’S SECURITIES

Unless otherwise ordered by the Board of Directors, the chief executive officer or his or her delegate, or, in the event of his or her inability to act, such other officer as may be designated by the Board of Directors to act in the absence of the chief executive officer shall have full power and authority on behalf of the corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of the corporations in which the corporation may hold securities, and at such meetings the chief executive officer or such other officer of the corporation, or such proxy, shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the corporation might have possessed and exercised, if present. The Secretary or any Assistant Secretary may affix the corporate seal to any such proxy or proxies so executed by the chief executive officer or such other officer and attest the same. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE IV.
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

(a)  Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5(8) of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto: (1) any person who is or was a director, officer, employee or agent of the corporation; (2) any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (A) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (B) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same; (3) any person who is or was serving at the request of the corporation as a director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and (4) the legal representative of any of the foregoing persons (collectively, a “Corporate Agent”).

(b)  Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (1) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (2) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

(c)  To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been “successful” if, without any settlement having been made by the Corporate Agent, (1) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (2) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (3) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a “reasonable time” or an “abandonment” for purposes of this paragraph (c), and any such determination shall be conclusive and final.

(d)  To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

(e)  Expenses incurred by a Corporate Agent in connection with a Proceeding may be paid by the corporation for any Corporate Agent in advance of the final disposition of such Proceeding, if authorized by the Board of Directors, promptly upon receipt by the corporation of an undertaking by or on behalf of such Corporate Agent to repay such amounts if it shall ultimately be determined that such Corporate Agent is not entitled to be indemnified by the corporation.  Such an undertaking shall not, however, be required of a nonparty witness.

(f)  As used herein, the term “Proceeding” shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

(g)  The rights conferred upon indemnitees under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled. The rights conferred upon indemnitees under this Article IV shall be contract rights that vest at the time of such person’s service to or at the request of the corporation and such rights shall continue as to an indemnitee who has ceased to be a Corporate Agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(h)  Any amendment, modification, alteration or repeal of this Article IV that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

ARTICLE V.
CERTIFICATES OF STOCK

SECTION 5.01.          TRANSFER OF SHARES

Stock of the corporation shall be transferable in accordance with the provisions of Chapter 8 of the Uniform Commercial Code as adopted in New Jersey (N.J.S. 12A:8-101, et seq.) as amended from time to time, except as otherwise provided in the New Jersey Business Corporation Act.

SECTION 5.02.          TRANSFER AGENT AND REGISTRAR

The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to bear the signatures of such transfer agent and registrar, one of which signatures may be a facsimile.

SECTION 5.03.          FIXING RECORD DATE

For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action.

SECTION 5.04.          LOST, STOLEN OR DESTROYED CERTIFICATES

(a)  Where a certificate for shares has been lost, apparently destroyed, or wrongfully taken and the owner thereof fails to so notify the corporation or the transfer agent of that fact within a reasonable time after he, she or it has notice of it and the transfer agent or the corporation registers a transfer of the shares before receiving such a notification, the owner shall be precluded from asserting against the corporation any claim for registering the transfer of such shares or any claim to a new certificate.

(b)  Subject to the foregoing, where the owner of shares claims that the certificate representing shares has been lost, destroyed or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner thereof requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a bona fide purchaser, makes proof in affidavit form, satisfactory to the Secretary or Assistant Secretary of the corporation and to its transfer agent, of his or her ownership of the shares represented by the certificate and that the certificate has been lost, destroyed or wrongfully taken; files an indemnity bond for an open or unspecified amount or if authorized in a specific case by the corporation, for such fixed amount as the chief executive officer, or a Vice President, or the Secretary of the corporation may specify, in such form and with such surety as may be approved by the transfer agent and the Secretary or Assistant Secretary of the corporation, indemnifying the corporation and the transfer agent and registrar of the corporation against all loss, cost and damage which may arise from issuance of a new certificate in place of the original certificate; and satisfies any other reasonable requirements imposed by the corporation or transfer agent. In case of the surrender of the original certificate, in lieu of which a new certificate has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issuance of such new certificate may be surrendered.

ARTICLE VI.
MISCELLANEOUS

SECTION 6.01.          FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the 31st day of December next following, unless otherwise determined by the Board of Directors.

SECTION 6.02.          CORPORATE SEAL

The corporate seal of the corporation shall have inscribed thereon the name of the corporation, the year 1956 and the words “Corporate Seal, New Jersey.”

SECTION 6.03.          DELEGATION OF AUTHORITY

Any provision of these By-laws granting authority to the Board of Directors shall not be construed as indicating that such authority may not be delegated by the Board of Directors to a committee to the extent authorized by the New Jersey Business Corporation Act and these By-laws.

SECTION 6.04.          NOTICES

In computing the period of time for the giving of any notice required or permitted for any purpose, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If notice is given by mail, , electronic mail or facsimile transmission, the notice shall be deemed to be given when deposited in the mail,  transmitted via facsimile transmitter or electronic mail, addressed to the person to whom it is directed at his or her last address as it appears on the records of the corporation, with postage or charges prepaid thereon; provided, however, that notice must be given by telephone, facsimile transmission, electronic mail, personal service or by personally advising the person orally when, as authorized in these By-laws, less than three days’ notice is given. Notice to a shareholder shall be addressed to the address of such shareholder as it appears on the stock transfer records of the corporation.

ARTICLE VII.
AMENDMENTS

Subject to the rights, if any, of the holders of any series of Preference Stock then outstanding, the By-laws of the corporation shall be subject to alteration, amendment or repeal, and new By-laws not inconsistent with any provisions of the Certificate of Incorporation and not inconsistent with the laws of the State of New Jersey may be made, either by the affirmative vote of a majority of the votes cast at any annual or special meeting of shareholders by the holders of shares entitled to vote thereon, or, except with respect to By-laws adopted by the shareholders of the corporation which by their terms may not be altered, amended or repealed by the Board of Directors, by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE VIII.
NATIONAL EMERGENCY

For the purpose of this Article VIII a national emergency is hereby defined as any period following an enemy attack on the continental United States of America or any nuclear or atomic disaster as a result of which and during the period that communication or the means of travel among states in which the corporation’s plants or offices are disrupted or made uncertain or unsafe. Persons not directors of the corporation may conclusively rely upon a determination by the Board of Directors of the corporation, at a meeting held or purporting to be held pursuant to this Article VIII that a national emergency as hereinabove defined exists regardless of the correctness of such determination. During the existence of a national emergency under the foregoing provisions of this Article VIII the following provisions shall become operative but no other provisions of these By-laws shall become inoperative in such event unless directly in conflict with this Article VIII or action taken pursuant hereto:

(a)  When it is determined in good faith by any director that a national emergency exists, special meetings of the Board of Directors may be called by such director and at any such special meeting two directors shall constitute a quorum for the transaction of business including without limiting the generality hereof the filling of vacancies among directors and officers of the corporation and the election of additional officers. The act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Directors there shall be only one director present such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment. The director calling any such special meeting shall make a reasonable effort to notify all other directors of the time and place of such special meeting, and such effort shall be deemed to constitute the giving of reasonable notice of such special meeting and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. The directors present at any such special meeting shall make reasonable effort to notify all absent directors of any action taken thereat, but failure to give such notice shall not affect the validity of the action taken at any such meeting. Any action taken at any such special meeting may be conclusively relied upon by all directors, officers, employees, and agents of, and all persons dealing with, the corporation.

(b)  The Board of Directors shall have the power to alter, amend, or repeal any Articles of these By-laws by the affirmative vote of at least two- thirds of the directors present at any special meeting attended by two or more directors and held in the manner prescribed in paragraph (a) of this Article, if it is determined in good faith by said two-thirds that such alteration, amendment or repeal would be conducive to the proper direction of the corporation’s affairs.